Exhibit 23

                   [Letterhead of KPMG Peat Marwick LLP]


KPMG Peat Marwick LLP

     Suite 1200
     150 West Jefferson
     Detroit, MI 48226-4429




The Board of Directors and Shareholders
Douglas & Lomason Company:


We consent to incorporation by reference in the Registration Statement (No. 33-36359) on the Form S-8 of Douglas & Lomason Company of our report dated January 29, 1996, relating to the consolidated balance sheets of Douglas & Lomason Company and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and the related schedule, which report appears in the December 31, 1995, annual report on Form 10-K of Douglas & Lomason Company. Our report refers to the changes in accounting for income taxes and postretirement benefits other than pensions in 1993.



                                                  /s/ KPMG PEAT MARWICK LLP




Detroit, Michigan
March 27, 1996



     Member Firm of
     Klynvald Peat Marwick Goerdeler